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                                                                    EXHIBIT 4.22

                             BOOKHAM TECHNOLOGY PLC
                          EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Bookham Technology plc Employee Stock Purchase Plan is to provide eligible employees of the Company's subsidiaries an opportunity to purchase ordinary shares of the Company in the form of American Depositary Shares (ADSs). The Board of the Company believes that employee participation in stock ownership will be to the mutual benefit of the employees and the Company.

It is the intention of the Company that the rights to purchase common stock granted under this Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of this Plan shall be construed to extend and limit participation in a manner consistent with the requirements of Section 423(b) of the Code.

The Plan was approved by the Company's stockholders on June 12, 2002.

                                    ARTICLE I
                                   DEFINITIONS

       Sec. 1.01 "Administrator" means the Administrator appointed by the Board to administer the Plan, as provided in Article V.

       Sec. 1.02 "Board" means the Board of Directors of the Company.

       Sec. 1.03 "Code" means the Internal Revenue Code of 1986, as amended. References to specific sections of the Code shall be taken to include references to corresponding sections of any successor statute.

       Sec. 1.04 "Company" means Bookham Technology plc or any successor by merger or otherwise.

       Sec. 1.05 "Compensation" means a Participant's base salary.

       Sec. 1.06 "Effective Date" shall mean July 13, 2002 or such other date determined by the Board.

       Sec. 1.07 "Election Date" means 30 days before each January 1st, or such other dates as the Administrator shall specify. The first Election Date for the Plan shall be 30 days before the Effective Date.

       Sec. 1.08 "Eligible Employee" means each employee of the Employer who is employed by the Employer as a common law employee and not as an independent contractor.

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       Sec. 1.09 "Employees Share Scheme" means the Bookham Technology 2001
Approved Sharesave Scheme, the Bookham Technology plc Approved Employee Share Option Scheme, the Bookham Technology plc 1998 Employee Share Option Scheme together with any arrangement within the meaning of Section 743 Companies Act 1985.

       Sec. 1.10 "Employer" means any Subsidiary designated as a participating entity in the Plan by the Administrator.

       Sec. 1.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and as the same may hereafter be amended.

       Sec. 1.12 "Fair Market Value" on any date of reference shall be the closing price of the Stock on such date, unless the Administrator in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the closing price of the Stock on any business day shall be the last reported sale price of Stock on any established stock exchange or traded on the NASDAQ, as reported in any newspaper of general circulation.

       Sec. 1.13 "Participant" means each Eligible Employee who elects to participate in the Plan.

       Sec. 1.14 "Plan" means the Bookham Technology plc Employee Stock Purchase Plan, as set forth herein and as hereafter amended.

       Sec. 1.15 "Plan Year" means each calendar year during which the Plan is in effect.

       Sec. 1.16 "Purchase Agreement" means the instrument prescribed by the Administrator pursuant to which an Eligible Employee may enroll as a Participant and subscribe for the purchase of shares of Stock on the terms and conditions offered by the Company. The Purchase Agreement is intended to evidence the Company's offer of an option to the Eligible Employee to purchase Stock on the terms and conditions set forth therein and herein.

       Sec. 1.17 "Purchase Date" means the last day of each Purchase Period.

       Sec. 1.18 "Purchase Period" means each period beginning on or after the Effective Date, during which the Participant's Stock purchase is funded through payroll deduction accumulations. The initial Purchase Period shall begin on the Effective Date and continue until December 31, 2002. Thereafter, unless the Administrator determines otherwise, each Purchase Period shall be one calendar year.

       Sec. 1.19 "Purchase Price" means the purchase price for shares of Stock purchased under the Plan, determined as set forth in Section 3.03.

       Sec. 1.20 "Shares" means ordinary shares in the capital of the Company.

       Sec. 1.21 "Stock" means Shares in the form of American Depositary Shares
(ADSs).

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       Sec. 1.22 "Subsidiary" means any present or future corporation which (i)
constitutes a "subsidiary corporation" as that term is defined in section 424 of the Code and (ii) is designated as a participating entity in the Plan by the Administrator.

                                   ARTICLE II
                           ADMISSION TO PARTICIPATION

       Sec. 2.01 INITIAL PARTICIPATION. An Eligible Employee may elect to participate in the Plan and may become a Participant effective as of any Election Date, by executing and filing with the Administrator a Purchase Agreement at such time as the Administrator shall prescribe. Payroll deduction for Participants shall commence during the applicable Purchase Period when the Purchase Agreement for a payroll deduction becomes effective. The Purchase Agreement shall remain in effect until it is modified through discontinuance of participation under Section 2.02 or a change under Section 3.05.

       Sec. 2.02 DISCONTINUANCE OF PARTICIPATION.

              (a) A Participant may voluntarily cease his or her participation in the Plan and stop payroll deductions at any time by filing a notice of cessation of participation on such form and at such time in advance of the Purchase Date as the Administrator shall prescribe. A Participant who ceases contributions during a Purchase Period may not make additional contributions to the Plan during the Purchase Period and may not re-enter the Plan until the next Election Date. The Participant may again elect to participate in the Plan on the next Election Date, if the Participant is then an Eligible Employee. The Participant who ceases contributions during a Purchase Period may request payment of any funds held in his or her account under the Plan. Any funds remaining in the Participant's account on the Purchase Date shall be used to purchase Stock pursuant to Section 3.04, if the Participant remains an Eligible Employee.

              (b) The Company may treat any attempt to borrow on the security of accumulated payroll deductions as an election to withdraw such payroll deductions.

              (c) Subject to Section 2.02(d), if a Participant ceases to be an Eligible Employee, his or her participation automatically shall cease, no further purchase of Stock shall be made for the Participant, and the Participant may request payment of any funds held in his or her account under the Plan.

              (d) Upon termination of the Participant's employment due to death, the Participant's beneficiary shall have the right to elect, by written notice given to the Administrator prior to the earlier of the Purchase Date or the expiration of a period of sixty (60) days commencing with the date of the death of the Participant, either:

                  (1) to withdraw all of the payroll deductions credited to the
                      Participant's account under the Plan, or

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                  (2) to exercise the Participant's option for the purchase of
                      Common Stock on the Purchase Date next following the date of the Participant's death for the purchase of the number of whole shares of Common Stock which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase in accordance with the formula set forth in Article III hereof, and any excess in such account will be returned to said beneficiary, without interest.

In the event that no such written notice of election shall be duly received by the Administrator of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to Section 2.02(d)(2), to exercise the Participant's option.

       Sec. 2.03 READMISSION TO PARTICIPATION. Any Eligible Employee who has previously been a Participant, who has discontinued participation (whether by cessation of eligibility or otherwise), and who wishes to be reinstated as a Participant may again become a Participant by executing and filing with the Administrator a new Purchase Agreement. Reinstatement to Participant status shall be effective as of any Election Date, provided the Participant files a new Purchase Agreement with the Administrator at such time in advance of the Election Date as the Administrator shall prescribe.

                                   ARTICLE III
                            STOCK PURCHASE AND RESALE

Sec. 3.01  RESERVATION OF SHARES.

       (a) Subject to Section 3.01(b), there shall be 14,334,759 Shares reserved for issuance or transfer in relation to the Plan, subject to adjustment in accordance with Section 4.02. Except as provided in Section 4.02, the aggregate number of Shares that may be purchased in relation to the Plan shall not exceed the number of Shares reserved in relation to the Plan.

       (b) Subject to Sections 3.01(c), (d), and (e), the Stock which may be allocated under the Plan on any day shall not, when aggregated with the number of Shares which have been allocated in the previous ten years under or in relation to the Plan and any other Employees Share Scheme adopted by the Company, exceed such number as represents ten percent (10%) of the ordinary share capital of the Company in issue immediately prior to that day.

       (c) References in Section 3.01(b) to "allocation" of Shares or Stock shall mean:

              i. In the case of any share option scheme: (A) the placing of unissued Shares or Stock under option and (B) in so far as not taken into account under (A) above, any subscription for Shares which are issued for the purposes of satisfying any option, and

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              ii. In relation to other types of Employees Share Scheme, shall mean the issue and allotment of Shares.
              References to "allocated" shall be construed accordingly.

       (d) In applying the limit contained in Section 3.01(b), no account will be taken of Shares or Stock subject to an option or other right which has lapsed or been released, surrendered, or cancelled.

       (e) All options and other rights granted prior to April 18, 2000, the date of the Company's initial public offering, shall be disregarded for the purposes of Section 3.01(b).

       Sec. 3.02 LIMITATION ON STOCK AVAILABLE.

       (a) Prior to each Purchase Period, the Board shall set forth a maximum number of Stock to be made available pursuant to this Plan for each Purchase Period. The Board may, at its discretion, increase or decrease this pool during the Purchase Period due to business reasons.

       (b) The maximum number of Stock that may be purchased for each Participant on a Purchase Date is the lesser of (a) the number of whole Stock that can be purchased by applying the full balance of the Participant's withheld funds to the purchase of Stock at the Purchase Price, or (b) the Participant's proportionate part of the maximum number of shares of Stock available under the Plan, as stated in Sections 3.01, 3.02(a) and/or 4.01.

       (c) Notwithstanding the foregoing, if any person entitled to purchase Stock pursuant to any offering under the Plan would be deemed for purposes of section 423(b)(3) of the Code to own Stock (including any number of Stock that such person would be entitled to purchase under the Plan) possessing five percent or more of the total combined voting power or value of all classes of share capital of Company, the maximum number of Stock that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which, when added to the number of Stock that such person is deemed to own (excluding any number of Stock that such person would be entitled to purchase under the
Plan), is one share less than such five percent. Any amounts withheld from a Participant's compensation that cannot be applied to the purchase of Stock by reason of the foregoing limitation shall be returned to the Participant as soon as practicable

       (d) A Participant may not purchase Stock having an aggregate Fair Market Value of more than $25,000, determined at the beginning of each Purchase Period, for any calendar year in which one or more offerings under this Plan are outstanding at any time, and a Participant may not purchase Stock under any offering after the expiration of the Purchase Period for the offering.

       Sec. 3.03 PURCHASE PRICE OF STOCK.

Unless the Administrator determines otherwise, the Purchase Price per Stock to be sold to Participants under the Plan shall be 85% of the Fair Market Value of such Stock on the first day of the Purchase Period.

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       Sec. 3.04 EXERCISE OF PURCHASE PRIVILEGE.

       (a) As of the first day of each Purchase Period, each Participant shall be granted an option to purchase Stock at the Purchase Price specified in
Section 3.03. The option shall continue in effect through the Purchase Date for the Purchase Period. Subject to the provisions of Section 3.02 above, on each Purchase Date, the Participant shall automatically be deemed to have exercised his or her option to purchase Stock, unless he or she notifies the Administrator, in such manner and at such time in advance of the Purchase Date as the Administrator shall prescribe, of his or her desire not to make such purchase.

       (b) Subject to the provisions of Section 3.02, there shall be purchased for the Participant on each Purchase Date, at the Purchase Price for the Purchase Period, the largest number of whole Stock as can be purchased with the amounts withheld from the Participant's Compensation during the Purchase Period. Each such purchase shall be deemed to have occurred on the Purchase Date occurring at the close of the Purchase Period for which the purchase was made. Any amounts that are withheld from a Participant's Compensation in a Purchase Period and that remain after the purchase of whole Stock on a Purchase Date will be held in the Participant's account, without interest, and applied on the Participant's behalf to purchase Stock on the next Purchase Date.

       Sec. 3.05 PAYROLL DEDUCTIONS. Each Participant shall authorize payroll deductions from his or her Compensation for the purpose of funding the purchase of Stock pursuant to his or her Purchase Agreement. In the Purchase Agreement, each Participant shall authorize an after-tax payroll deduction from each payment of Compensation during the Purchase Period in percentage amounts. The minimum deduction of $15 per bi-weekly payroll period may be made. Payroll elections may not exceed the amount necessary to purchase the maximum number of Stock that each Participant can purchase. A Participant may change the deduction to any permissible level effective as of any Election Date. A change shall be made by filing with the Administrator a notice in such form and at such time in advance of the Election Date on which the change is to be effective as the Administrator shall prescribe.

       Sec. 3.06 PAYMENT FOR STOCK. The Purchase Price for all Stock purchased by a Participant under the Plan shall be paid out of the Participant's authorized payroll deductions. All funds received or held by the Employer under the Plan are general assets of the Employer, shall be held free of any trust or other restriction, and may be used for any corporate purpose.

       Sec. 3.07 LEAVE OF ABSENCE. If a Participant takes a leave of absence, such Participant shall have the right to elect:

       (a) to discontinue contributions to the Plan but remain a Participant in the Plan. In this circumstance balances remaining after the purchase of Stock shall be carried forward until the Participant returns to the workforce and accrues a balance large enough for Stock to be issued.

       (b) to remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Employer to the Participant during such leave of absence. If the Participant agrees to remain a Participant in the Plan during such leave of absence, the Participant agrees to make cash payments to the Plan at the end of each payroll

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period to the extent that amounts payable by the Employer to such a Participant are insufficient to meet such Participant's authorized payroll deduction.

       Sec. 3.08 SHARE OWNERSHIP; ISSUANCE OF AMERICAN DEPOSITARY SHARES.

       (a) The Stock purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued or sold at the close of business on the Purchase Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall inure to the Participant with respect to such Stock. All Stock purchased under the Plan shall be delivered by the Company in a manner as determined by the Administrator.

       (b) The Administrator, in its sole discretion, may determine that Stock shall be delivered by (i) issuing and delivering to the Participant a depositary share for the number of Stock purchased by the Participant, (ii) issuing and delivering depositary shares for the number of Stock purchased to a firm which is a member of the National Association of Securities Dealers, as selected by the Administrator from time to time, which shares shall be maintained by such firm in a separate brokerage account for each Participant, or (iii) issuing and delivering depositary shares for the number of Stock purchased by Participants to a bank or trust company or affiliate thereof, as selected by the Administrator from time to time, which Stock may be held by such bank or trust company or affiliate in street name, but with a separate account maintained by such entity for each Participant reflecting such Participant's share interests in the Stock. Each depositary receipt or account, as the case may be, may be in the name of the Participant or, if he or she so designates on the Participant's Purchase Agreement, in the Participant's name jointly with the Participant's spouse, with right of survivorship, or in such other form as the Administrator may permit.

       (c) The Administrator, in its sole discretion, may impose such restrictions or limitations as it shall determine on the resale of Stock, the issuance of individual depositary shares or the withdrawal from any stockholder accounts established for a Participant.

       (d) If, under Section 3.08(b) or otherwise, depositary shares are held for the benefit of the Participant, any dividends payable with respect to Stock credited to a stockholder account of a Participant will, at the Participant's election, either be (i) reinvested in Stock and credited to the Participant's account (with fractional entitlement credited in cash) or (ii) paid directly to the Participant. If dividends are reinvested in Stock, such reinvestment shall be made based on the Fair Market Value of the Stock at the date of the reinvestment, with no discount from Fair Market Value.

       Sec. 3.09 DISTRIBUTION OR RESALE OF STOCK.

       (a) A Participant may request a distribution of Stock purchased for the Participant under the Plan or order the sale of such Stock at any time by making a request in such form and at such time as the Administrator shall prescribe.

       (b) If a Participant terminates his or her employment with the Employer or otherwise ceases to be an Eligible Employee, the Participant shall receive a distribution of his or her Stock held in any stockholder account established pursuant to Section 3.08(b) or otherwise, unless the

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Participant elects to have the Stock sold in accordance with such procedures as the Administrator shall prescribe.

       (c) If a Participant is to receive a distribution of Stock, or if Stock is to be sold, the distribution or sale shall be made in whole Stocks. Any brokerage commissions resulting from a sale of Stock shall be deducted from amounts payable to the Participant.

                                   ARTICLE IV
                               SPECIAL ADJUSTMENTS

       Sec. 4.01 STOCK UNAVAILABLE. If, on any Purchase Date, the aggregate funds available for the purchase of Stock would purchase Stock in excess of Stock then available for purchase for each Purchase Period, the following events shall occur:

       (a) The Stock that would otherwise be purchased by each Participant shall be proportionately reduced on the Purchase Date in order to eliminate such excess; and

       (b) The Plan shall automatically terminate immediately after the Purchase Date as of which the supply of available Stock is exhausted.

       Sec. 4.02 ANTI-DILUTION PROVISIONS. The aggregate number of Shares reserved for purchase in relation to the Plan, as provided in Section 3.01(a), and the calculation of the Purchase Price per share may be appropriately adjusted by the Administrator to reflect any increase or decrease in the number of issued Shares and/or Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company.

       Sec. 4.03 EFFECT OF CERTAIN TRANSACTIONS. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any offering hereunder shall pertain to and apply to the Stock of the Company. However, in the event of a dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving corporation, the Plan and any offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation, unless the Board determines otherwise, and the balance of any amounts withheld from a Participant's Compensation which have not by such time been applied to the purchase of Stock shall be returned to the Participant.

                                    ARTICLE V
                             ADMINISTRATION OF PLAN

       Sec. 5.01 ADMINISTRATOR. The Plan shall be administered by a committee appointed by the Board. The Administrator shall have authority to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan consistent to the plan document, and to make all other determinations deemed necessary or advisable for

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administering the Plan. The Administrator shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan. The Administrator shall have the fullest discretion permissible under law. The Administrator's interpretations and decisions with respect to the Plan shall be final and conclusive. The Board or its committee may designate an Employee or Employees to serve as Administrator to implement the provisions of, and interpretations by the Board, of the Plan. In the absence of the designation of an Administrator, any reference herein to the Administrator shall be deemed to be a reference to a committee of the Board.

       Sec. 5.02 COMPOSITION OF COMMITTEE. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 promulgated thereunder. Further, the Board may from time to time appoint members of the committee in substitution for, or in addition to, members previously appointed and may fill vacancies in the committee. The committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the committee shall be effective as if it had been made by a majority vote at a meeting of the committee duly called and held.

       Sec. 5.03 AUTHORITY OF ADMINISTRATOR. Subject to the express provisions of the Plan, the Administrator shall have authority in its to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator shall have the authority to retain outside service providers or consultants to assist with the Plan. The Administrator's determination on the foregoing matters shall be conclusive.

       Sec. 5.04 ADMINISTRATOR RESIGNATION. The Administrator or any member of the Board committee designated to administer the Plan may resign by submitting a letter of resignation to the Board.

                                   ARTICLE VI
                                  MISCELLANEOUS

       Sec. 6.01 NON-ALIENATION. Except as set forth in Sec. 2.02, the right to purchase Stock under the Plan is personal to the Participant, is exercisable only by the Participant during the Participant's lifetime and may not be assigned or otherwise transferred by the Participant.

       Sec. 6.02 ADMINISTRATIVE COSTS. Bookham Technology, Inc. shall pay the administrative expenses associated with the operation of the Plan (other than brokerage commissions resulting from sales of Stock directed by Participants).

       Sec. 6.03 NO INTEREST. No interest shall be payable with respect to amounts withheld under the Plan.

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       Sec. 6.04 REGISTRATION OF STOCK. Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs, by written notice to the Administrator prior to the Purchase Date, in the names of the Participant and one such other person as may be designated by the Participant as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

       Sec. 6.05 WITHHOLDING OF TAXES; NOTIFICATION OF TRANSFER.

       (a) All acquisitions and sales of Stock under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements if the Internal Revenue Service or other taxing authority requires such withholding. The Administrator shall consult with tax advisors regarding proper reporting pursuant to the Plan. The Company may require that Participants pay to the Company (or make other arrangements satisfactory to the Company for the payment thereof) the amount of any federal, state or local taxes that the Company or any Employer is required to withhold with respect to the purchase of Stock or the sale of Stock acquired under the Plan, or the Company or the relevant Employer may deduct from the Participant's wages or other compensation the amount of any withholding taxes due with respect to the purchase of Stock or the sale of Stock acquired under the Plan.

       (b) A Participant shall be required to advise the Administrator immediately if the Participant transfers (by sale, gift or other manner) any Stock acquired under the Plan within two years after the beginning of the Purchase Period in which the Stock is purchased.

       Sec. 6.06 AMENDMENT OF THE PLAN.

       (a) Subject to Section 6.06(b), the Board may, at any time and from time to time, amend the Plan in any respect, except that any amendment that is required to be approved by the stockholders under section 423 of the Code shall be submitted to the stockholders of the Company for approval.

       (b) No amendment to the Plan to the advantage of present or future Participants or employees in relation to:

                       i.   Eligibility;
                      ii.   Plan limits;
                     iii.   Maximum entitlement of any one Participant;
                      iv.   Basis for determining a Participant's entitlement;
                            and
                       v. Basis for adjustments of rights under the Plan in the event of a capitalization issue, rights issue or open offer, sub-division or consolidation of Shares or reduction in capital or other variation of share capital, shall be made without the prior approval by ordinary resolution of the members of the Company in general meeting unless such amendments are minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatments for Participants or for the Company or any member of the Company's group.

       Sec. 6.07 EXPIRATION AND TERMINATION OF THE PLAN. The Plan shall continue in effect for ten years from the date on which the Plan was approved by the Company's stockholders, unless

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terminated prior to that date pursuant to the provisions of the Plan or pursuant to action by the Board. The Board shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the expiration or termination of the Plan, the balance, if any, then standing to the credit of each Participant from amounts withheld from the Participant's Compensation which has not, by such time, been applied to the purchase of Stock shall be refunded to the Participant.

       Sec. 6.08 NO EMPLOYMENT RIGHTS. Participation in the Plan shall not give an employee any right to continue in the employment of an Employer, and shall not affect the right of the Employer to terminate the employee's employment at any time, with or without cause.

       Sec. 6.09 REPURCHASE OF STOCK. The Company shall not be required to purchase or repurchase from any Participant any of the Stock that the Participant acquires under the Plan.

       Sec. 6.10 NOTICE. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Administrator and shall be effective only when received by the Administrator. Delivery of such forms may be made by hand or by certified mail, sent postage prepaid, to the Company's corporate headquarters, or such other address as the Administrator may designate. Delivery by any other mechanism shall be deemed effective at the option and discretion of the Administrator.

       Sec. 6.11 GOVERNMENT REGULATION. The Company's obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

       Sec. 6.12 INTERNAL REVENUE CODE AND ERISA CONSIDERATIONS. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Code. The Plan is not intended and shall not be construed as constituting an "employee benefit plan," within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

       Sec. 6.13 HEADINGS, CAPTIONS, GENDER. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

       Sec. 6.14 SEVERABILITY OF PROVISIONS, PREVAILING LAW. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of Delaware to the extent such laws are not in conflict with, or superseded by, federal law.

       Sec. 6.15 DESIGNATION OF BENEFICIARY. A Participant may file a written designation of beneficiary who is to receive any Stock and/or payroll deductions remaining in such Participant's account. A beneficiary designation may be changed by the Participant at any time by written notice to the Administrator. Upon the death of a Participant, the Company shall deliver Stock and/or payroll deductions remaining in such Participant's account to such beneficiary. In the

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event of a death of a Participant and in the absence of a beneficiary designation, the Administer shall deliver Stock and/or remaining payroll deductions to the executor or administrator of the estate of the Participant. In the event no such executor or administrator was appointed, the Administrator shall deliver such Stock and/or remaining payroll deductions to the spouse or to any one or more dependents of the Participant as the Board may designate. No beneficiary shall, prior to the death of a Participant, acquire any interest in the stock or payroll deductions credited to the Participant's account.

       Sec. 6.16 RESTRICTIONS ON EXERCISE. Stock shall not be issued pursuant to this Plan, unless the exercise and the issuance and delivery of such Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitations, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or quotation system upon which the Stock may then be traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

       As a condition to the exercise of an option under the Plan, the Company may require the Participant to represent and warrant at the time of such exercise that such Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

       Sec. 6.17 PENSION BENEFITS. Rights under this Plan shall not be taken into account in calculating any Participant's pension entitlements or benefits.

IN WITNESS WHEREOF, THIS PLAN HAS BEEN EXECUTED BY ITS DULY AUTHORIZED REPRESENTATIVES DAY AND YEAR WRITTEN BELOW.

SIGNED, SEALED, AND DELIVERED ON THIS ___ DAY OF _________________, ____, IN THE PRESENCE OF:


                                             Bookham Technology plc


                                        BY
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ATTEST:

By:
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